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Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

        We consent to the incorporation by reference in the following Registration Statements of BGC Partners, Inc. of our report dated March 13, 2015, relating to the financial statements and financial statement schedule of GFI Group Inc., which appears in this Current Report on Form 8-K/A of BGC Partners, Inc. dated May 8, 2015.

(1)
Registration Statement (Form S-4 No. 333-169232) of BGC Partners, Inc.,

(2)
Registration Statement (Form S-3 No. 333-167953) of BGC Partners, Inc.,

(3)
Registration Statement (Form S-3 No. 333-166564) of BGC Partners, Inc.,

(4)
Registration Statement (Form S-3 No. 333-52154) of BGC Partners, Inc.,

(5)
Registration Statement (Form S-8 No. 333-34324) of BGC Partners, Inc.,

(6)
Registration Statement (Form S-8 No. 333-49056) of BGC Partners, Inc.,

(7)
Registration Statement (Form S-8, No. 333-109121) of BGC Partners, Inc.,

(8)
Registration Statement (Form S-8, No. 333-162362) of BGC Partners, Inc.,

(9)
Registration Statement (Form S-8, No. 333-163897) of BGC Partners, Inc.,

(10)
Registration Statement (Form S-3 No. 333-173109) of BGC Partners, Inc.,

(11)
Registration Statement (Form S-3 No. 333-175034) of BGC Partners, Inc.,

(12)
Registration Statement (Form S-8 No. 333-179555) of BGC Partners, Inc.,

(13)
Registration Statement (Form S-3 No. 333-180391) of BGC Partners, Inc.,

(14)
Registration Statement (Form S-3 No. 333-187875) of BGC Partners, Inc.,

(15)
Registration Statement (Form S-8 No. 333-189179) of BGC Partners, Inc.,

(16)
Registration Statement (Form S-8 No. 333-196708) of BGC Partners, Inc.,

(17)
Registration Statement (Form S-3 No. 333-196999) of BGC Partners, Inc.,

(18)
Registration Statement (Form S-3 No. 333-200415) of BGC Partners, Inc.,

/s/ PricewaterhouseCoopers LLP

New York, NY
May 8, 2015

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  Exhibit 23.1
Consent of Independent Registered Public Accounting Firm